UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2023

NightHawk Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35994	26-2844103
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	NHWK	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

NightHawk Biosciences, Inc. (the “Company”) is filing this Current Report on Form 8-K, including Exhibit 99.1, solely to recast certain financial information and related disclosures included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023 (the “2022 Form 10-K”).

As previously reported in its Current Report on Form 8-K filed December 11, 2023, NightHawk Biosciences, Inc. entered into an Asset and Equity Interests Purchase Agreement (the “Agreement”) with Elusys Holdings Inc., a Delaware corporation (“Buyer”), which is a company controlled by the Company’s Chairman, Chief Executive Officer and President, Jeffrey Wolf, pursuant to which the Company agreed to sell to the Buyer (i) all of the issued and outstanding equity interests in Elusys Therapeutics, Inc., a wholly owned subsidiary of the Company (“Elusys”), and (ii) the exclusive right to use the name “NightHawk” and ownership of all trademark, goodwill and other rights in connection with such name (collectively, the “Purchased Assets”) (such transaction, the “Transaction”). A special committee of the Board (the “Special Committee”) comprised solely of independent board members who were not interested parties in the Transaction negotiated the Agreement with Mr. Wolf and his entity.

The Elusys business met the criteria within Accounting Standard Codification 205-20, Discontinued Operations, to be reported as discontinued operations. Therefore, the Company is reporting the historical results of the Elusys business, including the results of operations and cash flows, as, and related assets and liabilities were retrospectively reclassified as assets and liabilities of, discontinued operations for all periods presented in Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”). Unless otherwise noted, applicable amounts in the prior years have been recast to conform to this discontinued operations presentation.

In order to preserve the nature and character of the disclosures set forth in the 2022 Form 10-K, the items included in Exhibit 99.1 to this Form 8-K have been updated solely for matters relating specifically to the Elusys business as discontinued operations. This Form 8-K does not reflect other events occurring after the filing date of the 2022 Form 10-K, except as otherwise reflected in Exhibit 99.1. This Form 8-K should be read in conjunction with the 2022 Form 10-K and the SEC filings made by the Company after the filing of the 2022 Form 10-K, including the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and its Current Report on Form 8-K filed on December 11, 2023.

The following items of the 2022 Form 10-K are being recast to reflect the sale of the Elusys business as shown in Exhibit 99.1 to this Form 8-K:

●	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation
●	Part II, Item 7A, Quantitative and Qualitative Disclosures About Market Risk; and
●	Part II, Item 8. Financial Statements and Supplementary Data.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

23.1*	Consent of BDO USA, P.C.
99.1*	Revised sections of the 2022 Form 10-K
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2023	NIGHTHAWK BIOSCIENCES, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and
Chief Executive Officer